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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT: MARCH 24, 2005

DATE OF EARLIEST EVENT REPORTED:    MARCH 23, 2005

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)


         DELAWARE                     1-12929                   36-4135495
     (State or other          (Commission File Number)       (I.R.S. Employer
     jurisdiction of                                      Identification Number)
      incorporation)


                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602

                  (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:      (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement.
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     On March 23, 2005, the Compensation Committee (the "Compensation
Committee") of the Board of Directors of CommScope, Inc. (the "Company") established (i) the classes and number of employees (which includes the Company's executive officers) eligible to receive an award under the Company's Annual Incentive Plan (the "AIP") with respect to the 2005 performance year, (ii) the aggregate target award for each employee class with respect to the 2005 performance year, and (iii) the maximum award payable under the AIP with respect to the 2005 performance year to any employee class.

     In addition, the Compensation Committee determined that the Financial Targets (as such term is defined in the AIP) for the 2005 performance year will be expressed in terms of EBITDA for either the Company or one of its operating units, as applicable. The term "EBITDA" is defined as operating income (or loss) as appears on the Company's consolidated statement of operations for 2005, increased or decreased by certain specified items.

     Amounts payable under the AIP with respect to the 2005 performance year can range from 0% to 150% of the targeted awards (from 0% to 333% of the targeted award in the case of the Chief Executive Officer), based on the extent to which actual EBITDA meets, exceeds or is below the applicable Financial Target.


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     Dated: March 24, 2005


                                        COMMSCOPE, INC.


                                        By:  /s/ Frank B. Wyatt, II
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                                           Frank B. Wyatt, II
                                           Senior Vice President, General
                                           Counsel and Secretary